UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

OncoSec Medical Incorporated
(Exact name of registrant as specified in its charter)

Nevada	333-153308	98-0573252
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

8th Floor-200 South Virginia Street, Reno, NV 89501
(Address of principal executive offices) (Zip Code)

(775) 562-0504
(Registrant’s telephone number, including area code)

NetVentory Solutions Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4 (c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective March 1, 2011, we completed a merger with our subsidiary, OncoSec Medical Incorporated, a Nevada corporation which was incorporated solely to effect a change in our name. As a result, we have changed our name from “NetVentory Solutions Inc.” to “OncoSec Medical Incorporated”.

In addition, effective March 1, 2011 we effected a 32 for one forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital has increased from 100,000,000 shares of common stock at $0.001 par value to 3,200,000,000 shares of common stock at $0.001 par value. Following the effectiveness of the forward split our issued and outstanding share capital has increased from 2,140,000 shares of common stock to 68,480,000 shares of common stock.

Item 7.01 Regulation FD Disclosure

The name change and forward stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on March 1, 2011 under the new stock symbol “ONCS”. Our new CUSIP number is 68234L 108.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
3.1	Articles of Merger dated February 9, 2011
3.2	Certificate of Change dated February 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

By:

/s/ Ronald Dela Cruz
Ronald Dela Cruz
President

Date: March 3, 2011